SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 23, 1996


                California Seven Associates Limited Partnership,
                        a California Limited Partnership

             (Exact name of registrant as specified in its charter)



       California                 0-14581              94-2970056
(State of Organization)         (Commission            (IRS Employer
                                File Number)           Identification No.)


       900 Cottage Grove Road, South Building
       Bloomfield, Connecticut                         06002
       (Address of principal executive offices)        (Zip Code)

                                 (203) 726-6000
              (Registrant's telephone number, including area code)




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                California Seven Associates Limited Partnership,
                        a California Limited Partnership


ITEM 3.  (a) Bankruptcy

         The confirmation hearing for California Seven Associates Limited Partnership, a California Limited Partnership (the "Partnership") proposed Plan of Reorganization was concluded on February 1, 1996. On Friday, February 23, 1996, an Order Denying Confirmation and Granting Travelers' Motion for Relief from Stay was entered by the United States Bankruptcy Court.

The letter to investors describing the outcome of the confirmation hearing, the status of the Partnership and the scheduled foreclosure of the Partnership's properties is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7(C).        Exhibits

         (20)     Investor letter issued February 15, 1996.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                California Seven Associates Limited Partnership,
                                 a California Limited Partnership

                                By: CIGNA Realty Resources, Inc. - Seventh, General Partner


Date:  February 29, 1996        By:    /s/ John D. Carey
       -----------------               -----------------
                                       John D. Carey, President and Controller
                                       (Principal Executive Officer)
                                       (Principal Accounting Officer)


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                                    FORM 8-K

                California Seven Associates Limited Partnership,
                        a California Limited Partnership

                                  EXHIBIT INDEX


Exhibit
Number

    20.2          Investor letter issued February 15, 1996.




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California Seven Associates Limited Partnership,
 a California Limited Partnership
CIGNA Realty Resources, Inc. - Seventh, General Partner









February 15, 1996                                    S-313
                                                     900 Cottage Grove Road
                                                     Hartford, CT 06152-2313
                                                     Telephone 1-800.255.5876




Dear Investors:

On December 22, 1995, California Seven Associates Limited Partnership (the "Partnership") filed the second modification to its Second Amended Plan of Reorganization (the "Plan") incorporating changes to the claim of the secured creditor, Travelers Insurance Company ("Travelers") and the term of the Plan as requested by the United States Bankruptcy Court (the "Court"). The Court had scheduled a continued confirmation hearing for January 9, 1996 on the second modification to the Plan. The January 9, 1996 hearing was subsequently continued to January 30, 1996.

Travelers objected to the second modification to the Plan, challenging the validity of the capitalization rates used by the Partnership's independent appraiser to calculate residual sales prices of the Partnership's six properties. The capitalization rates were the same rates which were used by the Partnership's appraiser in the appraisals used by the Court to establish the value of the Partnership's properties. Travelers accepted the appraisals for purposes of this valuation.

Although the Court stated that it would not allow a collateral attack on the appraisals, it did allow Travelers to present evidence on capitalization rates. In addition, although both the Partnership and Travelers had performed residual sales price calculations based on operating cash flows projected by the Partnership, the Court opined that the residual sales price calculation must be executed using cash flow projections contained in the Partnership's appraisals. Subsequent to the presentation of evidence, the Court ruled on the capitalization rates to be used to determine the residual values for each of the Partnership properties. While the Court found that the residual capitalization rates were different than those used to determine the value of Travelers' secured claim, the Court declined to revisit the valuation which it had already determined. The confirmation hearing was continued to February 1, 1996.

At the continued confirmation hearing, the Partnership informed the Court that based on the residual capitalization rates and cash flows established by the Court, there was insufficient residual value from the sale of the Partnership properties to pay Travelers' allowed secured claim as required by the Court. On February 1, 1996, at the continued hearing, the court denied confirmation of the Plan and granted Travelers relief from the automatic stay allowing Travelers to proceed with a foreclosure of the Partnership's properties. An order has not yet been signed by the Court officially denying the plan or granting Travelers relief from the automatic stay. Once the order is entered by the Court, Travelers may appoint a receiver to take control of the property cash accounts and operations. Travelers has previously filed "Notices of Default" and has now posted "Notices of Sale" scheduled for March 8, 1996.




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The  Partnership has reviewed the available  alternatives  within the bankruptcy proceeding, including motions for reconsideration of previously decided issues and an appeal. The Partnership is evaluating the likelihood of success in either of these options. We have turned our immediate attention toward a purchase or refinance of Travelers' mortgage note before foreclosure by pursuing potential money partners. Please indicate your consent to the potential refinancing by executing the enclosed consent form. You will be deemed to have consented if we do not receive your completed consent form by March 25, 1996. Although the outcome of the refinancing effort is unknown, we must assume at this time that the foreclosure will occur and the Partnership will be liquidated and dissolved, causing the loss of ownership interests held by all investors.

The Court's rulings have an impact on 1995 tax allocations. Although the Partnership's Plan included the repair of the Sherman Oaks property, the Court's ruling on the Plan will most likely lead to a foreclosure, and therefore, the Partnership will not repair the property. During 1995, the Partnership received $10,000,000 in a partial settlement of the earthquake insurance claim. The Partnership's independent accountants have determined that since a repair is now not likely to occur, the Internal Revenue Service will treat the receipt of the insurance proceeds as a partial sale of the property. Since the net tax basis of the Sherman Oaks building and building improvements is less than insurance proceeds received in 1995, a gain must be recorded on the deemed partial sale for 1995. The Partnership's independent accountants calculated the gain to be approximately $3,500,000. The Partnership agreement states that the allocation first goes to eliminate negative capital account balances of Class B limited partners and then to remaining partners in proportion to their negative capital account balances.

The allocation of gain to Class B limited partners is expected to be approximately $1,230,000 or $369,000 per $150,000 Class B unit. The allocation of gain to Class A limited partners is expected to be approximately $1,500,000 or $4,000 per $150,000 Class A unit. For 1995, Class A limited partners will also receive an allocation of loss from operations. Class B partners will receive no other allocations for 1995.

For 1996 tax reporting, a foreclosure will result in income allocations to Class A limited partners. Class B will not receive additional income allocations in 1996. The Class A income allocation will approximate existing negative capital account balances inclusive of syndication costs approximating $90,500 per $150,000 Class A unit. If a Class A limited partner's ownership interest in the Partnership is the partner's only passive activity and the limited partner has been suspending passive loss allocations as required by the Tax Reform Act of 1986, the suspended losses available are estimated to be more than the potential foreclosure income allocation, resulting in an available net loss. In a year in which the Project is disposed of and the Partnership dissolved, any accumulative suspended loss will be available for use by a limited partner to offset ordinary income. In addition, in the case of a Partnership termination, each limited partner would be allocated a pro rata share of syndication expenses equivalent to approximately $14,150 which may be deductible.

Once the Partnership status is more certain, we will provide you with an update. If you have any questions about this report on the bankruptcy or your investment, please contact our Investor Relations Unit at 1-800-255-5876. We also welcome written inquiries which may be sent to CIGNA Financial Partners, Inc., Cal-7, Investor Relations S-313, 900 Cottage Grove Road, Hartford, CT 06152-2313.

Sincerely,



John D. Carey
President


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